Exhibit 10.2

JOINDER TO SETTLEMENT AGREEMENT

This Joinder to Settlement Agreement (“Joinder to Settlement Agreement”) is made on this August 25, 2006 (the “Effective Date”) by and among Consolidated Container Holdings LLC (“CCH”), a limited liability company organized and existing under the laws of the State of Delaware, Consolidated Container Company LLC (“CCC LLC”), a limited liability company organized and existing under the laws of the State of Delaware, Consolidated Container Company LP (“CCC LP”), a limited partnership organized and existing under the laws of the State of Delaware, and Dean Foods Company (“Dean Foods”), a corporation organized and existing under the laws of the State of Delaware.

WHEREAS, CCH, CCC LP and Dean Foods entered into the Settlement Agreement dated August 22, 2006 (the “Settlement Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Settlement Agreement.

WHEREAS, CCC LLC, as an Affiliate of CCH and CCC LP, will benefit from the Settlement Agreement and is joining such agreement as described herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Joinder to Settlement Agreement. CCC LLC hereby agrees to be become a party to the Settlement Agreement for all purposes thereunder to the same extent that CCC LP is a party thereto, as though a party thereto since the date of the Settlement Agreement, including, without limitation, as a CCH Related Party, but excluding the references to CCC LP in BACKGROUND section 2. Without limiting the foregoing, for the avoidance of doubt, the parties hereto agree that (a) the Dean Related Parties’ waiver and release in Section 2 “Mutual Waiver and Release” of the Settlement Agreement excludes breaches of CCC LLC’s obligation for payment of the Settlement Amount; and (b) all references in Section 1 “Payment and Guarantee” of the Settlement Agreement to “CCC” will be deemed to include both CCC LP and CCC LLC jointly and severally. For purposes of clarification, and without in any manner modifying or limiting the obligations of CCH under the Settlement Agreement, in the event CCC LP and CCC LLC breach their obligation to pay the Settlement Amount to Dean Foods pursuant to the Settlement Agreement, Dean Foods may in its sole discretion pursue available remedies against either or both of CCC LP and CCC LLC.

2. Applicable Law. This Joinder to Settlement Agreement will be construed in accordance with, and the rights of the parties governed by, the laws of the State of Delaware, without regard to the choice of law provisions thereof.

3. Counterparts. This Joinder to Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. The parties agree that this Joinder to Settlement Agreement shall be effective and binding upon the exchange of facsimile signatures, on the condition that each party shall provide original signatures to every other party as soon as possible thereafter.

4. Authority. CCH, CCC LLC and CCC LP hereby represent that each entity (a) has the approval of its board of directors or equivalent thereof to enter into this Joinder to Settlement Agreement and (b) does not require any third party approvals or consents to enter into this Joinder to Settlement Agreement.

5. Reaffirmation. Except as provided herein, all other terms and provisions of the Settlement Agreement remain in full force and effect without modification. All references to the “Settlement Agreement” contained in the Settlement Agreement and related documents shall be deemed to refer to the Settlement Agreement as amended by this Joinder to Settlement Agreement.

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IN WITNESS WHEREOF, CCH, CCC LLC, CCC LP and Dean Foods have executed this Joinder to Settlement Agreement, by and through their duly authorized representatives, each intending to be legally bound.

Consolidated Container Company LP		Dean Foods Company

By:	PLASTIC CONTAINERS LLC Its General Partner

By:	/s/ Louis Lettes	By:	/s/ Alan J. Bernon
Name:	Louis Lettes	Name:	Alan J. Bernon
Title:	Sr. Vice President, General Counsel and Secretary	Title:	President, Dean Dairy Group

Consolidated Container Holdings LLC		Consolidated Container Company LLC

By:	/s/ Louis Lettes	By:	/s/ Louis Lettes
Name:	Louis Lettes	Name:	Louis Lettes
Title:	Sr. Vice President, General Counsel and Secretary	Title:	Sr. Vice President, General Counsel and Secretary